UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2015 (April 7, 2015)

Zep Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-33633	26-0783366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On April 7, 2015, Zep Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”)  with NM Z Parent Inc., a Delaware corporation (“Parent”) and NM Z Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), providing for, among other things, the acquisition of the Company by Parent. Parent and Merger Subsidiary were formed by a fund affiliated with New Mountain Capital, L.L.C. (“New Mountain Fund”).  Subject to the terms and conditions of the Merger Agreement, the Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

In the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Stock”) (other than certain shares to be cancelled pursuant to the Merger Agreement and the shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware) will be converted into the right to receive $20.05 in cash, without interest (the “Merger Consideration”).

At the effective time of the Merger (the “Effective Time”), each option to purchase Company Stock (a “Company Stock Option”) that is then-outstanding, whether or not vested or exercisable, will be canceled, automatically and without any action on behalf of the holder thereof, and, at or as soon as practicable after the Effective Time, but in all events within ten days following the date upon which the closing of the Merger occurs (the “Closing Date”), and subject to any applicable withholding, the Company will pay each holder of a Company Stock Option an amount in cash, determined by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Stock subject to such Company Stock Option by (ii) the number of shares of Company Stock subject to such Company Stock Option (assuming full vesting of the Company Stock Option).  Each Company Stock Option for which the exercise price per share of Common Stock subject to such Company Stock Option equals or exceeds the Merger Consideration will be cancelled without consideration.

At the Effective Time, each award of restricted stock of the Company (each, an award of “Company Restricted Shares”), whether or not vested, will be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and, at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, and subject to any applicable withholding, the Company will pay each holder of Company Restricted Shares an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock subject to such award of Company Restricted Shares plus (ii) all dividends, if any, accrued but unpaid as of the Effective Time with respect to such award of Company Restricted Shares.

At the Effective Time, each award of restricted stock units of the Company (each, a “Company Restricted Stock Unit Award”), whether or not vested, will be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and, at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, and subject to any applicable withholding, the Company will pay each holder of a Company Restricted Stock Unit Award an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock underlying such Company Restricted Stock Unit Award plus (ii) all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to the number of shares of Company Stock underlying such Company Restricted Stock Unit Award.

At the Effective Time, each award of performance stock of the Company (each, an award of “Company Performance Shares”), whether or not vested, and whether or not performance criteria have been achieved, will be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and, at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, and subject to any applicable withholding, the Company will pay each holder of Company Performance Shares an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such award of Company Performance Shares plus (ii) all dividends, if any, accrued but unpaid as of the Effective Time with respect to the shares of

Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Shares.

At the Effective Time, each award of performance stock units of the Company (each, a “Company Performance Stock Unit Award”) will be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and, at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, and subject to any applicable withholding, the Company will pay each holder of a Company Performance Stock Unit Award an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Stock Unit Award plus (ii) all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to the shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Stock Unit Award.

With respect to the Company’s Amended and Restated Supplemental Deferred Savings Plan (the “Supplemental Plan”), at the Effective Time, each amount credited to an account under the Supplemental Plan in shares, or deemed shares, of Company Stock (“Company Share Units”) will instead be credited to such account as an amount of cash equal to the product of the Merger Consideration and the number of such shares, or deemed shares, of Company Stock, and such amount will be deemed to have been invested in the “Cash Fund” (as defined in the Supplemental Plan) as of the Effective Time.

With respect to the Company’s Amended and Restated Nonemployee Director Deferred Compensation Plan (the “Director Plan”), at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, and subject to any applicable withholding, the Company will make a cash payment to each holder of an account under the Director Plan equal to (i) the product of the Merger Consideration and the number of Deferred Stock Units credited to such Account plus (ii) the amount, if any, credited to such Account that is deemed to be invested in the bookkeeping account established under the Director Plan.

The closing of the Merger is subject to customary closing conditions, including, among others: (i) adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”), (ii) the absence of any restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction preventing the completion of the Merger, and (iii) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the Company’s and Parent’s obligations to complete the Merger are subject to certain other conditions, including (x) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (y) compliance by the other party with its covenants in all material respects, and (z) no events having occurred since the date of execution of the Merger Agreement that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company. The Merger is not subject to a financing condition.

The Merger Agreement contains various representations, warranties and covenants of each party, including, among others, covenants providing for the Company and its subsidiaries to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time.  Each party has agreed to take all actions to cause the Merger to be consummated and to obtain antitrust approvals, and, to the extent required to obtain such approvals, Parent has agreed to offer, negotiate and agree to divestitures and similar restraints with respect to its and the Company’s businesses, services or assets.

The Company and Parent have agreed that, during the period beginning on the date of the execution of the Merger Agreement and continuing until 11:59 p.m., New York City time, on May 7, 2015 (the “Go-Shop Period”), the Company may (i) solicit proposals relating to certain alternative transactions, including by providing access to non-public information relating to the Company and its subsidiaries pursuant to a confidentiality agreement, as long as the Company promptly provides the same non-public information to Parent that was not previously provided to Parent and (ii) enter into and maintain or continue discussions or negotiations with respect to potential alternative transactions or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

Following the Go-Shop Period, the Company will be subject to customary “no shop” restrictions prohibiting the Company, its subsidiaries and their respective representatives from (i) soliciting proposals relating to certain alternative transactions or (ii) entering into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party.  However, after the Go-Shop Period, the Company may continue to engage in discussions and negotiations with any third party that made an alternative acquisition proposal prior to the end of the Go-Shop Period that the Board of Directors of the Company determines in good faith, after consultation with its outside counsel and financial advisor, constitutes or would reasonably be expected to lead to a superior proposal (such third party, an “Excluded Party”).

At any time prior to obtaining the Company Stockholder Approval, under specified circumstances the Company’s board of directors may change its recommendation of the Merger and, if such change of recommendation is made in response to a superior proposal, the Company may also terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below.

The Merger Agreement contains certain termination rights for both the Company and Parent, including if the Merger is not completed on or before October 6, 2015, or if the Company Stockholder Approval is not obtained.

The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement by Parent as a result of an adverse change of recommendation by the Company’s board of directors or a termination by the Company to accept a superior proposal, the Company will be required to pay Parent a termination fee of (i) $8,750,000 if such termination occurs during the Go-Shop Period in respect of a superior proposal or if such termination is due to the Company’s acceptance of a superior proposal from an Excluded Party within a specified period of time after the Go-Shop Period or (ii) in all other circumstances where the Company is obligated to pay a termination fee, $17,500,000.  In addition, upon termination of the Merger Agreement by the Company or Parent under specified circumstances, the Company will be required to reimburse Parent and its affiliates for transaction expenses up to $5,000,000.

Upon termination of the Merger Agreement by the Company or Parent under specified circumstances, Parent will be required to pay the Company a termination fee of $33,750,000.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by the New Mountain Fund, and (ii) debt financing to be provided by Jefferies Finance LLC, KeyBank National Association and KeyBanc Capital Markets Inc., and certain of their respective affiliates. Further, the New Mountain Fund has provided the Company with a limited guaranty in favor of the Company guaranteeing the payment of the termination fee and certain other monetary obligations, subject to the cap specified therein, that may be owed by Parent to the Company pursuant to the Merger Agreement.

This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or any of their respective subsidiaries or affiliates.

The representations and warranties of each of the parties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (ii) are subject to the materiality standards contained in the Merger Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Amendment of Stockholder Protection Rights Agreement

On April 7, 2015, prior to the execution of the Merger Agreement, the Company entered into a Second Amendment (the “Amendment”) to its Stockholder Protection Rights Agreement, dated as of October 30, 2007 (the “Rights Agreement”), between the Company and American Stock Transfer and Trust Company, LLC, as successor-in-interest to Mellon Investor Services LLC, as rights agent (the “Rights Agent”).

The Amendment renders the Rights Agreement inapplicable to the Merger and the other transactions contemplated by the Merger Agreement and provides that the Rights Agreement will expire at the Effective Time.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to a copy of the Amendment attached hereto as Exhibit 4.1.

Item 3.03.                                        Material Modification to Rights of Security Holders.

As indicated under Item 1.01 of this Form 8-K, the Company and the Rights Agent have entered into the Amendment. The Amendment modifies certain rights of the holders under the Rights Plan. The description of such modifications contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2015, and effective as of that date, the Company’s board of directors amended the Company’s Amended and Restated By-Laws (the “By-Laws”) to make certain clarifying changes to Article IX, which designates state or federal courts within the State of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The preceding description of the amendment to the By-Laws is qualified in its entirety by reference to the Amendment to the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On April 7, 2015, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 2.1

Agreement and Plan of Merger, dated as of April 7, 2015, by and among the Company, Parent, and NM Z Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Exhibit 3.1	Amendment to Amended and Restated By-Laws of Zep Inc.

Exhibit 4.1

Second Amendment, dated as of April 7, 2015, to the Stockholder Protection Rights Agreement, dated as of October 30, 2007 and amended as of January 22, 2009, between the Company and American Stock Transfer and Trust Company, LLC, as successor-in-interest to Mellon Investor Services LLC, as rights agent.

Exhibit 99.1	Press release, dated April 8, 2015.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent.  In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.  In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger.  Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2014 and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.  Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.zepinc.com.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.  Examples of forward-looking statements in this press release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding stockholder and regulatory approvals.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections.  These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Company Stockholder Approval or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger.  Consider these factors carefully in evaluating the forward-looking statements.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K.  The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEP INC.

Date: April 8, 2015	By:	/s/ Jill A. Gilmer
Jill A. Gilmer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1

Agreement and Plan of Merger, dated as of April 7, 2015, by and among the Company, Parent, and NM Z Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Exhibit 3.1	Amendment to Amended and Restated By-Laws of Zep Inc.

Exhibit 4.1

Second Amendment, dated as of April 7, 2015, to the Stockholder Protection Rights Agreement, dated as of October 30, 2007 and amended as of January 22, 2009, between the Company and American Stock Transfer and Trust Company, LLC, as successor-in-interest to Mellon Investor Services LLC, as rights agent.

Exhibit 99.1	Press release, dated April 8, 2015.